UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VESTIN FUND III, LLC

(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0693972
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8379 W. Sunset Road Las Vegas, Nevada (Address of Principal Executive Offices)	89113 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-105017 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Liability Company Interest
(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

     A description of the units of limited liability company interest of Vestin Fund III, LLC (the “Registrant”) to be registered hereunder is contained in the section entitled “SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS – Description of Units” in the Prospectus included in the Registrant’s Post-Effective Amendment No. 1 to the Form S-11 Registration Statement, No. 333-105017, as filed on April 29, 2004 with the Securities and Exchange Commission (the “SEC”), as supplemented by the Form 8-K filed on January 20, 2005 with the SEC. Such description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit
Number	Description of Exhibit
3	Articles of Organization (as amended)*

4.1	Second Amended and Restated Operating Agreement**

4.2	Subscription Agreement and Power of Attorney (applicable to all States except for Michigan and Minnesota)***

4.3	Distribution Reinvestment Plan*

*	Previously filed by the Company on Pre-Effective Amendment No. 3 to Form S-11, filed with the SEC on September 2, 2003, File No. 333-105017, and incorporated herein by reference.

**	Previously filed by the Company on Form 8-K with the SEC on January 20, 2005, and incorporated herein by reference.

***	Included as Exhibit B to the Prospectus included in the Registrant’s Post-Effective Amendment No. 1 to the Form S-11 Registration Statement, No. 333-105017, as filed on April 29, 2004 with the SEC, and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VESTIN FUND III, LLC
By:	Vestin Mortgage, Inc., its sole manager

By:	/s/ MICHAEL V. SHUSTEK
Michael V. Shustek
Director and Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3	Articles of Organization (as amended)*

4.1	Second Amended and Restated Operating Agreement**

4.2	Subscription Agreement and Power of Attorney (applicable to all States except for Michigan and Minnesota)***

4.3	Distribution Reinvestment Plan*

*	Previously filed by the Company on Pre-Effective Amendment No. 3 to Form S-11, filed with the SEC on September 2, 2003, File No. 333-105017, and incorporated herein by reference.

**	Previously filed by the Company on Form 8-K with the SEC on January 20, 2005, and incorporated herein by reference.

***	Included as Exhibit B to the Prospectus included in the Registrant’s Post-Effective Amendment No. 1 to the Form S-11 Registration Statement, No. 333-105017, as filed on April 29, 2004 with the SEC, and incorporated herein by reference.